NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                       of
                            BNL FINANCIAL CORPORATION

                                  7530 Hwy 107
                              Sherwood, AR   72120


                             To Be Held May 20, 1997

         The Annual Meeting of Stockholders of BNL Financial Corporation will be held at the Holiday Inn Airport, I-440 at the Airport Exit, Little Rock, AR 72295 commencing at 11:00 a.m., local time, (and thereafter as it may be from time to time adjourned) for the following purposes:

         1.      To elect nineteen Directors.

         2. To ratify or reject the Board of Directors' selection of Smith, Carney & Co., p.c., as the Company's independent auditors for the year ending December 31, 1997.

         3. To transact such other business as may properly come before the meeting.

         The close of business on April 15, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                              By Order of the Board of Directors



                                                   Pamela Randolph, Secretary


Sherwood, AR
April 24, 1997



WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                                 PROXY STATEMENT
                                  -------------

                            BNL FINANCIAL CORPORATION

                                  7530 Hwy 107
                            Sherwood, Arkansas 72120



                               GENERAL INFORMATION

         This Proxy Statement and accompanying proxy form are being mailed to shareholders on April 24, 1997, in connection with the solicitation of proxies by the Board of Directors of BNL Financial Corporation (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held at 11:00 a.m. at Holiday Inn Airport, I-440 at the Airport Exit, Little Rock, AR 72295, on May 20, 1997, and any adjournment thereof. All expenses of this solicitation will be paid by the Company.

         If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock represented thereby, where specification is made by the shareholder on the proxy, will be voted in accordance with such specification. Proxies are revocable until exercised. Proxies may be revoked by delivering a written notice of revocation to the Secretary of the Company or in person at the meeting at any time prior to the voting thereof.

         Only shareholders of record at the close of business on April 15, 1997, have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of that date, 23,173,149 shares of the Company's Common Stock were outstanding (excluding treasury shares).

         Each shareholder of record is entitled to one vote for each share of Common Stock held. There are no cumulative voting rights.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

Principal Stockholders:

         The following table reflects the persons known to the Company to be the beneficial owners of 5% or more of the Company's voting securities as of March 15, 1997:

                                                                Amount and Nature
                               Name and Address of                of Beneficial
    Title of Class               Beneficial Owner                 Ownership (1)           Percent of Class

Common Stock            Wayne E. Ahart                             4,845,505(2)(3)             20.91%
                        #14 Club Estates Parkway
                        Austin, Texas 78738
Common Stock            Barry N. Shamas                            2,801,816(4)                12.09%
                        1095 Hidden Hills Drive
                        Dripping Springs, Texas 78620
Common Stock            Universal Guaranty Life                    2,216,776(2)                 9.57%
                        Insurance Company
                        5250 S. Sixth Street Road
                        Springfield, Illinois 62705
Common Stock            C. Don Byrd                                1,452,719                    6.27%
                        631 47th Street
                        West Des Moines, Iowa 50265

(1) To the Company's knowledge, all shares are beneficially owned by, and the sole voting and investment power is held by the persons named, except as otherwise indicated.

(2) Mr. Ahart and Commonwealth Industries, Inc., a parent of Universal Guaranty Life Insurance Company ("UGL"), have agreed: (a) that if Mr. Ahart sells his shares of the Company to a third party, Mr. Ahart or the third party must also purchase UGL's shares of the Company at the same price and on the same terms; and (b) in the event UGL receives a bona fide offer to purchase its shares of the Company, Mr. Ahart has a first right of refusal to purchase such shares on the same terms and conditions.

(3) Includes 2,400,000 shares held in the name of National Iowa Corporation and 2,178,926 shares held in the name of Arkansas National Corporation, both of which are controlled by Mr. Ahart.

(4) Includes 1,400,000 shares held in the name of Life Industries of Iowa, Inc. and 1,335,171 shares held in the name of Arkansas Industries Corporation, both of which are controlled by Mr. Shamas.

Security Ownership of Management:

         The following table sets forth, as of March 15, 1997, certain information concerning the beneficial ownership of the Company's Common Stock by each director of the Company and by all directors and officers as a group:


                                                                Amount and Nature
                        Name of                                   of Beneficial
    Title of Class      Beneficial Owner                          Ownership (1)           Percent of Class
    --------------      ----------------                         ---------------          ----------------
        Common          Wayne E. Ahart                             4,845,505(2)                20.91%
        Common          Barry N. Shamas                            2,801,816(3)                12.09%
        Common          C. Don Byrd                                1,452,719(4)                 6.27%
        Common          Kenneth Tobey                                761,762                    3.29%
        Common          Cecil Alexander                               37,088                     .16%
        Common          Richard Barclay                               37,088                     .16%
        Common          Eugene A. Cernan                              37,088                     .16%
        Common          Hayden Fry                                    69,047                     .30%
        Common          John Greig                                    50,102                     .22%
        Common          Roy Keppy                                     51,001                     .22%
        Common          Thomas Landry                                 87,088                     .38%
        Common          Roy Ledbetter                                 37,088                     .16%
        Common          John E. Miller                                37,088                     .16%
        Common          James A. Mullins                              50,000                     .22%
        Common          C. James McCormick                           137,084(5)                  .59%
        Common          Robert R. Rigler                               3,295                     .01%
        Common          Chris Schenkel                                37,088                     .16%
        Common          L. Stanley Schoelerman                        50,000                     .22%
        Common          Orville Sweet                                 50,000                     .22%
        Common          Charles Thone                                 50,000                     .22%
        Common          All Officers and Directors                10,651,947                   46.00%
                        as a group (20 persons)

     (1) To the Company's knowledge, all shares are beneficially owned by, and the sole voting and investment power is held by the persons named, except as otherwise indicated.


                                                         4




     (2)  Includes   2,400,000   shares  held  in  the  name  of  National  Iowa
          Corporation and 2,178,926 shares held in the name of Arkansas National Corporation, both of which are controlled by Mr. Ahart.

     (3) Includes 1,400,000 shares held in the name of Life Industries of Iowa, Inc. and 1,335,171 shares held in the name of Arkansas Industries Corporation, both of which are controlled by Mr. Shamas.
     (4) All of Mr. Byrd's shares are subject to a right of first refusal of the Company to acquire said shares on the same terms and conditions as any proposed sale or other transfer by Mr. Byrd.

     (5) Includes 13,708 shares held in the name of Mr. McCormick and 123,376 shares divided equally among and held in the names of Mr. McCormick's four children.

                              ELECTION OF DIRECTORS
                                    (Item 1)

Directors:

         Under the Bylaws of the Company, the shareholders are to elect Directors at the Meeting to hold office until the next Annual Meeting of Stockholders. Proxies solicited by the Board of Directors, if properly signed and returned, will be voted in favor of the election of the nominees listed below as Directors of the Company. Although it is expected that each of the nominees will be available for election, if a nominee is not a candidate at the time the election occurs, it is intended that such proxies will be voted for the election of a substitute nominee designated by the Board of Directors. Each of the nominees has served or currently serves as a Director of Brokers National Life Assurance Company ("BNLAC"), the Company's wholly-owned life insurance subsidiary.

         The nominees are as follows:

                                                                                       First Became Director
                   Name                                     Age                         or Executive Officer
                  ------                                    ---                         --------------------
Wayne E. Ahart                                               56                                 1984
C. Don Byrd                                                  55                                 1984
Kenneth Tobey                                                38                                 1988
Barry N. Shamas                                              49                                 1984
Cecil Alexander                                              60                                 1989
Richard Barclay                                              59                                 1989
Eugene A. Cernan                                             62                                 1989
Hayden Fry                                                   67                                 1984
John Greig                                                   61                                 1984
Roy Keppy                                                    73                                 1984
Thomas Landry                                                71                                 1984
Roy Ledbetter                                                66                                 1989
John E. Miller                                               67                                 1988
James A. Mullins                                             62                                 1984
C. James McCormick                                           71                                 1984
Robert R. Rigler                                             73                                 1989
Chris Schenkel                                               72                                 1989
L. Stanley Schoelerman                                       71                                 1984
Orville Sweet                                                72                                 1984


                            BACKGROUND OF MANAGEMENT

Wayne E. Ahart has served as Chairman of the Board of BNL since 1984 and BNLAC since 1986. He has served as Chairman of the Board of United Arkansas since 1988 and served as Chairman of the Board of United Arkansas Life from 1990 to 1994. Prior to that time, Mr. Ahart served as Board Chairman of: Investors Trust, Inc. ("ITI") and its subsidiary, Investors Trust Assurance Company ("ITAC"), both of Indianapolis, Indiana (1973-1987); Liberty American Corporation ("LAC")(President since 1981) and its subsidiary Liberty American

Assurance Company ("LAAC"), both of Lincoln, Nebraska (1975-1987); (President) American Investors Corporation ("AIC") and its subsidiary, Future Security Life Insurance Company ("FSL"), both of Austin, Texas (1980-1987). Mr. Ahart has been owner and Chairman of the Board of Lone Star Pizza Garden Inc. from 1986 to the present.

C. Don Byrd has been President and a Director of BNL and BNLAC since 1984 and 1986, respectively. Mr. Byrd was Agency Director of FSL from 1983 to 1984 and Regional Director of AIC 1981 to 1983. He was an agent and Regional Director of ITI and ITA from 1974 to 1981.

Kenneth Tobey has been President and a director of BNLAC and BNL since August 1, 1994. Mr. Tobey has served as President of BNLE since 1988 and serviced as President of United Arkansas Life from 1990 to 1994. He served as Assistant to the President and Training Director of BNLAC from 1986 to 1988. From 1981 to 1986, Mr. Tobey served in various capacities for AIC and FSL, including Agent, Regional Manager, Executive Sales Director and Assistant to the President.

Barry N. Shamas has served as Executive Vice-President, Secretary and Treasurer of BNLE since 1988 and United Arkansas Life from 1990 to 1994. From 1984 and 1986, respectively, he has served as Executive Vice President and Director of BNL and BNLAC, which positions he presently holds. He served in various capacities for ITI and ITAC, including Executive Vice President, Senior Vice President, Treasurer and Financial Vice President beginning in 1976 through 1987. Mr. Shamas served as Executive Vice President, Secretary/Treasurer and as Director of AIC and FSL from 1980 and 1983, respectively, until 1987. From 1978 through 1987, Mr. Shamas served as a Director and a member of the Executive Committee of LAC and LAAC.

Cecil L. Alexander is currently Vice President of Public Affairs for Arkansas Power & Light Company, where he has been employed since 1980. Prior to joining the AP&L Executive Staff, Mr. Alexander served for 16 years in the Arkansas General Assembly, and during 1975-76, was Speaker of the House of Representatives. Since 1971 Mr. Alexander has been involved in the real estate business as a partner in Heber Springs Realty. He is a past president of the Cleburne County Board of Realtors and has served on the governmental affairs committee of the Arkansas Association of Realtors. Mr. Alexander is currently on the Board of Directors of Mercantile Bank of Heber Springs, the Board of Directors of the Arkansas Tourism Development Foundation and the Board of Directors of Baptist Foundation.

Richard L. Barclay, a Certified Public Accountant, has been engaged in public accounting since 1961. He is a Partner in the firm of Barclay, Yarborough & Evans, Certified Public Accountants in Rogers, Arkansas. He is a member of the Arkansas Society of Certified Public Accountants and of the American Institute of Certified Public Accountants. He was a member of the Arkansas House of Representatives from 1977 until 1991. He presently serves as a Director of Federal Savings Bank, Rogers, Arkansas; and Vice President, Arkansas State Chamber of Commerce.

Eugene A. Cernan has been President and Chairman of the Board of The Cernan Corporation, since 1981. Captain Cernan retired from the U. S. Navy in 1976 after serving 20 years as a naval aviator, 13 of which were dedicated to direct involvement with the U. S. Space Program as a NASA astronaut. Mr. Cernan was the pilot on the Gemini 9 mission and the second American to walk in space; lunar module pilot of Apollo 10; and Spacecraft Commander of Apollo 17, which resulted in the distinction of being the last man to have left his footprints on the surface of the moon. In 1973, he served as a Senior United States Negotiator in discussions with U.S.S.R. on the Apollo-Soyuz Mission. Captain Cernan served as Executive ConsultantAerospace and Government of Digital Equipment Corporation from 1986 to 1992, and he was a Director and Vice President-International of Coral Petroleum, Inc., Houston, Texas from 1976 to 1981. Captain Cernan is presently a Director of Up With People, an international educational foundation for young men and women; United States Space Foundation; the Young Astronaut Council; Alaska Aerospace Development Corporation, International MicroSpace; and Johnson Engineering Corporation. Captain Cernan is also on the President's Engineering Committee, Purdue University and is a member of the Board of Trustees of the U. S. Naval Aviation Museum, NFL Alumni and the Major League Baseball Players Alumni. In addition, Captain Cernan has served as a consultant commentator to ABC News. He served on the Board of AIC and FSL from 1980 and 1983, respectively, to 1987.

Hayden Fry has been Head Football Coach at the University of Iowa since 1979. He was Head Football Coach at North Texas State University from 1973 to 1978 and at Southern Methodist University from 1962 to 1972. He was named Football Coach of the Year in the Big Ten (1981, 1990, 1991), the Missouri Valley Conference
(1973), and the Southwest Conference (1962, 1966 and 1968). He is on the Board of Advisors of Wilson Sporting Goods (1962 to date); the Board of Trustees of Pop Warner Football (1962 to date); and the American Football Coaches
Association (1983 to date) and is the 1993 President. He was President of Hawkeye Marketing Group from 1979 - 1984. He is a member of the Board of Directors of the PPI Group.

John Greig has been President of Greig and Co. since 1967. He is a Director of Boatmen's Bank of Iowa, NW., Estherville, Iowa. He has been President of the Iowa Cattlemen's Association (1975-1976) and a member of the Executive Committee of the National Cattlemen's Association (1975-1976). He was a member of the Iowa Board of Regents from 1985 to 1991.
He was elected as an Iowa State Representative in 1993.

Roy Keppy has operated his grain and livestock farming operation in Davenport, Iowa since 1946. In 1982, he and his son founded Town and Country Meats in Davenport and he currently serves as its Vice President. He was a Director of Eldridge Cooperative Elevator Company for 33 years, retiring in 1982, serving as President for 6 years. He is now a Director of First State Bank N.A., Davenport, Iowa. He is a past Chairman of the National Livestock and Meat Board, and was on its Board of Directors from 1970 to 1986. He was on the Board of Directors of the National Pork Producers from 1965 to 1972, serving as its President in 1970-1971.

Thomas W. Landry was Head Coach of the Dallas Cowboys, 1960 to 1989. He is a member of the National Board of Trustees of the Fellowship of Christian Athletes. He serves as a Director of Dallas Theological Seminary. He was on the Board of Directors of Continental Life Insurance Company for four years. He has served as Texas State Chairman of the American Cancer Society. Mr. Landry is an Advisory Member of the Board of Directors of Southwest
                                                         8

Baptist Theological Seminary, Chairman of the Dallas International Sports Commission, and a member of the Board of Advisors of Alexander Proudfoot Company.

Roy E. Ledbetter presently serves as President and Chief Executive Officer of Highland Industrial Park, a division of Highland Resources, Inc. in East Camden, Arkansas. He holds a Bachelor of Science Degree in Education from Southern Arkansas University at Magnolia, a Masters Degree in Education from Henderson State University at Arkadelphia and an AMP from Harvard Business School at Boston. In 1966, Mr. Ledbetter joined Highland Resources, Inc. and coordinated organization of Southern Arkansas University Technical Branch; was promoted to division Manager (1972), Vice President and Division Manager (1975), Senior Vice President (1980), and President in 1984. He is past President of the Camden Chamber of Commerce; was 1977 Camden Jaycee's Man of the Year; was awarded first annual Camden Area Chamber of Commerce Community Service Award in 1983; served on Education Standards Committee of the State of Arkansas; and presently serves on the Boards of East Camden and Highland Railroad, Shumaker Public Service Corporation, Merchants and Planters Bank of Camden, and First United Bancshares of El Dorado.

C. James McCormick is Chairman of the Board of McCormick, Inc., Best Way Express, Inc., and President of JAMAC Corporation, all of Vincennes, Indiana. He is also Vice Chairman of Golf Hosts, Inc. He is the owner of CJ Leasing. Mr. McCormick is Chairman of the Board of Directors and CEO of First Bancorp, Vincennes, Indiana; First Vice Chairman of Vincennes University and a Life Director of the Indiana Chamber of Commerce; and a member of the Indiana President's Organization and the Indiana Automobile Dealers Association. He is a former Chairman of the Board of the American Trucking Associations. Mr. McCormick is a Past Chairman of the National Board of Trustees of The Fellowship of Christian Athletes.

John E. Miller has been a member of the State of Arkansas House of Representatives since 1959. He has been self-employed in the insurance, abstract, real estate, heavy construction and farming business for more than 20 years. He presently serves on the Board of Directors of Calico Rock Medical Center, Easy K Foundation, National Conference of Christians and Jews, Council of State Governments, Southern Legislative Conference, State Advocacy Services, Lions World Services for the Blind, State Board of Easter Seals, Williams Baptist College Board of Trustees, Chairman of the Governor's Developmental Disabilities Planning Council and Izard County Chapter of the American Red Cross.

James A. Mullins has owned and operated Prairie Flat Farms, Corwith, Iowa since 1969. He was a Director of the Omaha Farm Credit Bank from 1988 to 1994, a director of the Federal Farm Credit Banks Funding Corporation from 1986 to 1994, and a director of the U.S. Meat Export Federation from 1988 to 1995. He served as Chairman of the Foreign Trade Committee, National Cattlemen's Association (1988 - 1993). He was Chairman of the U.S. Meat Export Federation until 1984. He was Chairman of the National Livestock & Meat Board in 1983; Chairman of the Beef Industry Council in 1979 and 1980; and Chairman of the Omaha Farm Credit Bank in 1988 and 1989.

Robert R. Rigler has been Chairman of the Board of Security State Bank, New Hampton, Iowa since 1989; he served as its President and CEO from 1968 to 1989. Mr. Rigler was Iowa Superintendent of Banking from 1989 to 1991. He was a member of the Iowa Transportation
                                                         9

Commission from 1971 to 1986 and served as its Chairman from 1973 to 1986. He was a member of the Iowa State Senate from 1955 to 1971 and served as a Majority and Minority Floor Leader.

Chris Schenkel has been a full-time television sportscaster of ABC Sports, New York, New York, from 1965 to present. He also served as Spokesperson for Owens-Illinois, Toledo, Ohio, from 1976 to present, for whom he speaks as voice on commercials, personal appearances, conventions and shows. Mr. Schenkel served as Chairman of the Board of Directors of Counting House Bank, North Webster, Indiana from 1974-1982. He also served as a director of ITI and ITAC from 1978 to 1986 and on the Board of Haskell Indian Junior College, Lawrence, Kansas.

L. Stanley Schoelerman has been President and a partner of Petersen Sheep & Cattle Co., Spencer, Iowa since 1964. He was a Director of Home Federal Savings & Loan, Spencer, Iowa, from 1969 to 1988; and Honeybee Manufacturing, Everly, Iowa, from 1974 to 1986. He was President of Topsoil-Schoenewe, Everly, Iowa, from 1974 to 1986. Mr. Schoelerman was Commissioner of the Iowa Department of Transportation from 1974 to 1978 and was a member of the National Motor Carrier Advisory Board of the Federal Highway Administration from 1981 to 1985.

Orville Sweet served as a Visiting Industry Professor at Iowa State University from 1989 to 1990 and is President of Sweet and Associates, a consulting firm for agricultural organizations. He was Executive Vice President of the 100,000 member National Pork Producers Council, Des Moines, Iowa, from 1979 to 1989. He was President of the American Polled Hereford Association, Kansas City, Missouri in 1963-79. He is past President of the U.S. Beef Breeds Council and the National Society of Livestock Records Association and was a Director of the Agricultural Hall of Fame and the U.S. Meat Export Federation. He is a member of the American Society of Animal Science. He has served as a member of the USDA Advisory Council Trade Policy, the State Department Citizens Network and the Executive Committee of the Agricultural Council of America.

Board Meetings; Committees:

         The Board of Directors of the Company held three meetings during the year ended December 31, 1996. Messrs. Alexander, Cernan, Fry, Keppy, Landry, Ledbetter, McCormick, Mullins, Rigler, Shcenkel, and Thone attended fewer than 75% of such meetings.

         The Company has an Investment Committee, consisting of Messrs. Ahart and Shamas. This Committee manages the Company's investments, and met periodically during 1996 on both a formal and informal basis; Messrs. Ahart and Shamas did not miss any meetings. The Company has no standing audit, nominating or compensation committees.

Executive Officers:

         The executive officers of the Company are as follows:


                                                               Officer
Name                                           Age              Since             Position(s)
Wayne E. Ahart                                 56               1984        Chief Executive Officer and
                                                                            Chairman of the Board
C. Don Byrd                                    55               1984        Vice Chairman of the Board
Kenneth Tobey                                  38               1988        President
Barry N. Shamas                                49               1984        Executive Vice President and
                                                                            Treasurer

         The Company's executive officers serve at the pleasure of the Board of Directors. Each of the above officers also hold the same office in BNLAC.

                             EXECUTIVE COMPENSATION

         The   following   table  sets  forth  certain   information   regarding
remuneration of executive officers in excess of $100,000 during the years ended December 31, 1996, 1995 and 1994.

                           Summary Compensation Table


                 Name and                                                                         Other Annual
            Principal Position                Year         Salary($)           Bonus($)          Compensation($)
            ------------------                ----         ---------           --------          ---------------
Wayne E. Ahart                                 96           125,000              -0-                 $9,375
Chief Executive Officer and                    95           125,000              -0-                 $8,744
Chairman of the Board                          94           125.000              -0-                 $8,013

The total number of executive officers of the Company is four and the total remuneration paid to all executive officers as a group is $379,370. The Company does not have employment agreements with any of its officers.

Compensation Determination:

         The Company has no compensation committee. Compensation decisions are made by the Board of Directors. The factors and criteria upon which the compensation of the executive officers of the Company are based include the financial performance of the Company, the nature of the officers' respective job duties and their seniority and experience with the Company.

Compensation of Directors:

         Each director receives a fee of $100, plus reasonable travel expenses, for each meeting of the Board of Directors attended. No director receives any other remuneration in the capacity of director.

Other Compensation; Indebtedness:

         In November 1996, the Board of Directors authorized a stock bonus plan for the benefit of certain officers of the corporation subject to specific guidelines. No stock bonus will be granted unless the company has consolidated after-tax profits. The plan has not been formally established. Except for the stock bonus plan, the Company does not have any contingent forms of remuneration to executive officers, such as options, warrants or other rights to purchase the Company's securities, or any pension, retirement, stock appreciation or other similar plans. No officer, director or nominee for director of the Company or associate of any such person was indebted to the Company at any time during the year ended December 31, 1996, other than for ordinary travel and expense advances and for other transactions in the ordinary course of business, if any.

Purchase of BNL Shares:

         In December 1990, the Company purchased from C. Don Byrd, Vice Chairman and Director of the Company, a total of 390,000 shares of the Company's common stock. As a part of this same transaction, Mr. Byrd and the Company entered into an agreement, dated December 21, 1990, whereby the Company acquired a right of first refusal to purchase the remaining 1,360,000 shares of the Company's common stock owned by Mr. Byrd on the same terms and conditions that would apply in any proposed sale, pledge or other transfer of the shares by Mr. Byrd. The Company must exercise its right of first refusal within thirty days after receiving notification from Mr. Byrd of any such proposed transaction in the shares, and make payment for the shares within forty-five days after acceptance. The right of first refusal may be exercised only as to all of such shares and not as to any lesser amount. Mr. Byrd has retained the right to transfer his shares to a trust controlled by him or to members of his family or heirs in the event of death, but all of the shares so transferred remain subject to the Company's right of first refusal as to any subsequent transfer.

Stock Performance Graph:

         The stock of the Company was traded by Starmont Capital Ltd., Des Moines, Iowa, on a workout basis. There has been a limited trading market for the Company's securities during 1996. Stock sales during the year ranged from $.32 to $.35 a share. The final stock sold during 1996 was at $.32 a share. Due to the limited trading market, no comparison on a stock performance graph of the change in shareholder return with an index representing shares of comparable companies can be made.

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                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships

         During the years ended December 31, 1995 and up to July 26, 1996, as part of the Company's routine investment program, the Company and BNLAC effected certain of its purchases and sales of various US Treasury and corporate securities through the brokerage firm of Ahart & Bryan, Inc. ("A&B, Inc"), of North Little Rock, Arkansas. A&B, Inc. is registered with the National
Association of Securities Dealers, Inc. Mr. Tom Ahart (a brother of the Company's Chairman, Wayne E. Ahart) is President and Director of A&B, Inc. The above-described transactions were executed pursuant to a clearing agreement between A&B, Inc. and Rauscher, Pierce, Refsnes, Inc., ("RPR") an unaffiliated brokerage firm and a member of the New York Stock Exchange. Under the clearing agreement, RPR acted as "clearing agent" for A&B, Inc. RPR (the introducing broker). In that capacity, RPR executed purchases and sales with a market value totaling approximately $4,300,000 and $9,800,000 during 1996 and 1995 respectively, as directed by the Company through A&B, Inc. RPR received, held and disbursed all of the proceeds and securities relating to these transactions until such transactions were consummated (at which time such proceeds and/or securities were disbursed a the direction of the Company and BNLAC). A&B, Inc. received fees totaling $5,855 and $7,197 for 1996 and 1995 respectively, for completing these transactions. Management believes that the amounts charged by A&B, Inc. in these transactions were less than those which would have been charged by other brokerage firms. Effective July 26, 1996, A&B, Inc. was merged into First Commercial Investments, Inc. Throughout the remainder of 1996, the Company continued to use Mr. Ahart at First Commercial Investments, Inc. for sales and purchases of securities totaling approximately $1,700,000, from which Mr. Ahart received $4,207 in commissions. The Company anticipates continuing this arrangement. Mr. Ahart is not on the board nor is he a principal owner of First Commercial Investments, Inc.

Affiliates

         BNL Brokerage Corporation, was formed on November 30, 1995. The corporation was formed in order to offer another company's products to agents and brokers appointed to BNLAC. The products do not compete with BNLAC's policies and BNL Brokerage will receive commissions on the sales.


             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                    (Item 2)

         The Board of Directors has selected Smith, Carney & Co., p.c., (formerly Amend, Smith & Co.) as the independent public accountants to examine the accounts of the Company for 1997. In accordance with the resolution of the Board, this selection is being presented to the stockholders for ratification or disapproval at this meeting. The Board recommends the stockholders vote "FOR" such ratification. It is not presently anticipated that a representative of the firm of Smith, Carney & Co. will be present at the meeting; however, should such a

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representative be present he will be given an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.


                            PROPOSALS BY STOCKHOLDERS

         A proposal submitted by a shareholder for the 1997 regular Annual Meeting of Stockholders must be received in writing by the Secretary, BNL Financial Corporation, P. O. Box 6600, North Little Rock, Arkansas 72124, April 1, 1997, in order to be eligible to be included in the Company's Proxy Statement for that meeting. Any shareholder who submits such proposals must be a record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, have held such securities for at least one year, and continue to hold such securities through the date on which the meeting is held.

                                  OTHER MATTERS

         As far as is known or has been determined, no business other than the matters referred to herein will come before the Annual Meeting. However, it is intended that the proxy solicited herein will be voted on any other matters that may properly come before the Meeting in the discretion of the person or persons voting such proxy.


                                   FORM 10-KSB

         Upon written request to the Secretary, BNL Financial Corporation, P. O. Box 6600, North Little Rock, Arkansas 72124, shareholders will be provided a copy of the Company's report on Form 10-KSB for the year ended December 31, 1996 without charge.

PROXY                     BNL FINANCIAL CORPORATION                        PROXY

         THE UNDERSIGNED HEREBY APPOINTS WAYNE E. AHART AND KENNETH TOBEY, OR EITHER OF THEM (UNLESS THEIR NAMES ARE STRICKEN), OR _______________________________, PROXIES FOR THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO REPRESENT THE UNDERSIGNED AND TO VOTE ALL SHARES OF COMMON STOCK OF BNL FINANCIAL CORPORATION (THE "COMPANY") WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD AT THE HOLIDAY INN AIRPORT, I-440 AT THE AIRPORT EXIT, LITTLE ROCK, ARKANSAS, ON TUESDAY, MAY 20, 1997 AT 11:00 A.M. AND ALL ADJOURNMENTS THEREOF, AS FULLY AS THE UNDERSIGNED COULD DO IF PERSONALLY PRESENT, ON THE MATTERS SET OUT BELOW AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE SAID MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND APPOINTMENT OF SMITH, CARNEY & CO., P.C., AS SET FORTH IN THE PROXY STATEMENT.

1. ELECTION OF THE FOLLOWING 19 DIRECTORS: WAYNE E. AHART, C. DON BYRD, KENNETH TOBEY, BARRY N. SHAMAS, CECIL ALEXANDER, RICHARD BARCLAY, EUGENE A. CERNAN, HAYDEN FRY, JOHN GREIG, ROY KEPPY, THOMAS LANDRY, ROY LEDBETTER, JOHN E. MILLER, JAMES A. MULLINS, C. JAMES MCCORMICK, ROBERT R. RIGLER, CHRIS SCHENKEL, L. STANLEY SCHOELERMAN,AND ORVILLE SWEET.

____ FOR ALL  NOMINEES  LISTED  ABOVE            ____WITHHOLD AUTHORITY TO VOTE
     EXCEPT VOTE WITHHELD FROM THE                   FOR NOMINEES LISTED
     ABOVE FOLLOWING NOMINEES (IF ANY):
     ----------------------------------



2. PROPOSAL TO RATIFY THE SELECTION OF SMITH, CARNEY & CO., P.C. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1997.
  ____FOR          ____AGAINST               ____ABSTAIN

3. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

DATE: __________________________________, 1997

PHONE NO.___________________________________



SIGNATURE OF SHAREHOLDER(S)_____________________________________________

SIGNATURE OF SHAREHOLDER(S)_____________________________________________

WHERE STOCK IS REGISTERED JOINTLY IN THE NAMES OF TWO OR MORE PERSONS ALL SHOULD SIGN. PLEASE SIGN ABOVE EXACTLY AS NAME(S) APPEAR AT LEFT. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, GUARDIAN, CUSTODIAN, OR CORPORATE OFFICIAL, PLEASE GIVE YOUR FULL TITLE AS SUCH.
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